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August 22, 1996


Timothy Jenson
Vice President-Finance, Treasurer and Assistant Secretary
Merisel, Inc.
200 Continental Blvd.
El Segundo, CA 90245

PERSONAL AND CONFIDENTIAL

Dear Tim:

     This letter amends that certain letter agreement dated November 29, 1995 and that certain letter agreement dated April 9, 1996 (together the "Letter Agreement") both of which are between you and Merisel, Inc. ("Merisel). Except as specifically amended hereby, the Letter Agreement remains in full force and effect.

     Notwithstanding anything to the contrary contained in the Letter Agreement, for purposes of the Letter Agreement, as amended hereby, the definition of Applicable Time Period is hereby amended to mean a two year period commencing after the date of this letter.

     If you agree to the terms of this amendment to the Letter Agreement and intend to be bound by the Letter
Agreement, as amended hereby, please so indicate by signing the enclosed copy of this letter and returning it to me.
Thank you.

Sincerely,


/s/Dwight A. Steffensen
Dwight A. Steffensen
Chief Executive Officer


Accepted and agreed to:


/s/ Timothy N. Jenson
Timothy N. Jenson